Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Steve Brolly Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
EARNS NET INCOME OF $2.1 MILLION FOR THIRD QUARTER,
FIVE CONSECUTIVE QUARTERS OF NET INCOME,
TAKES MARKET SHARE
ATLANTA, GA (October 21, 2010) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ:LION), holding company for Fidelity Bank (the “Bank”), reported net income of $2.1 million for the third quarter of 2010 compared to net income of $398,000 for the third quarter of 2009. After accounting for the TARP preferred dividend, basic and diluted income per share for the third quarter of 2010 was $.12 and $.10, respectively, compared to a basic and diluted loss per share of $.04 in the third quarter of 2009. Net income for the first nine months of 2010 was $7.1 million compared to net loss of $5.8 million for the same period in 2009. Basic and diluted income per share for the first nine months of 2010 was $.44 and $.39, respectively, compared to basic and diluted loss per share of $.81 for the same period in 2009.

	For the quarter ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

Net Income	$2,081	$4,869	$195	$1,928	$398

Income Tax Expense (Benefit)	913	2,647	(93)	920	(346)
Provision For Loan Losses	5,025	1,150	3,975	7,500	4,500
Write-down of ORE	698	1,615	1,367	731	1,159
Other cost of ORE Operations	713	743	802	1,299	981

Pre-Tax, Pre-Credit Related Earnings	9,430	11,024	6,246	12,378	6,692
Less Security Gains	—	(2,291)	—	(4,789)	(519)

Core Operating Earnings (1)	$9,430	$8,733	$6,246	$7,589	$6,173

(1)	The calculation of core operating earnings is a non-GAAP measure. We show core operating earnings which remove income taxes, provision for loan losses, cost of operation of ORE, and security gains because we believe that helps show a view of more normalized net revenues. The measure allows better comparability with prior periods, as well as with peers in the industry who also provide a similar presentation.
“The very real improvement in our core earnings year over year reflects that clean-up of problem loans is essentially done.” said James B. Miller, Jr. Chairman. “Our customers in real estate are, of course, suffering cash flow problems and now fatigue even as the end to the downturn is in sight. Earnings also improved because the economy is improving. Lending volume is up dramatically in the indirect automobile, commercial business, mortgage and SBA lending groups. With 60 employees added in 2010 alone, we are taking market share in loans and deposits, as our TARP enabled growth strategy, begun in December 2008, broadens and strengthens our franchise.”

Fidelity Southern Corporation
Third Quarter Earnings Release
October 21, 2010
ASSET QUALITY
Net charge-offs were $3.8 million in the third quarter of 2010 compared to $5.6 million in the third quarter of 2009. Year to date, net charge-offs decreased $7.5 million for the first nine months of 2010 to $11.9 million compared to $19.4 million for the same period in 2009. Since January 1, 2008, through September 30, 2010, cumulative net charge-offs were $63.8 million compared to an aggregate provision for loan losses of $75.5 million. During this period, for every dollar of net charge-offs realized, the Company recorded $1.18 in provision. The ratio of net charge-offs to average loans outstanding was 1.22% for the nine months ended September 30, 2010, compared to 1.95% for the same period in 2009. Fidelity reported an allowance for loan losses of $28.3 million or 2.09% of total loans at September 30, 2010, compared to $30.1 million or 2.33% at December 31, 2009, and $35.5 million or 2.71% of total loans at September 30, 2009. The decrease was a result of improving nonaccrual loans and nonperforming assets trends.

	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
	(In Millions)
NPAs, includes SBA loans	$82.8	$82.1	$88.4	$92.9	$106.3

Classified Assets	$114.8	$117.8	$120.1	$128.7	$131.9
Less SBA guarantees	6.2	6.3	7.0	4.5	2.3

Net Classified Assets	$108.6	$111.5	$113.1	$124.2	$129.6

Nonperforming Assets (“NPAs”) include nonperforming loans, repossessions and other real estate (“ORE”) and totaled $82.8 million at the end of the third quarter of 2010, a decrease of $10.1 million from December 31, 2009, and a decrease of $23.5 million from September 30, 2009. Classified Assets include NPAs and other substandard performing assets.
Nonperforming residential construction and development loans at September 30, 2010, included financing for 93 houses and 374 lots and land totaling $41.2 million. During the third quarter, $3.5 million of nonperforming construction loans were paid down by our customers while $3.3 million in construction loans were moved to nonperforming.
During the third quarter of 2010, $2.9 million of ORE assets were sold while $2.3 million were added to ORE. ORE consists of 50 houses, representing 27.0% of the total ORE balance, 329 lots and 6 commercial properties. ORE decreased $528,000 to $21.3 million at September 30, 2010, compared to $21.8 million at December 31, 2009. ORE was $21.2 million at September 30, 2009.

Fidelity Southern Corporation
Third Quarter Earnings Release
October 21, 2010
The provision for loan losses for the third quarter of 2010 was $5.0 million compared to $4.5 million for the same period in 2009 and $1.2 million in the second quarter 2010. The provision for loan losses for the first nine months of 2010 was $10.2 million compared to $21.3 million for the same period in 2009 as a result of improving asset quality during the period.
DEPOSITS
Total deposits at September 30, 2010, of $1.561 billion reflect the improvement in the deposit mix brought about by the Bank’s strategy to increase core deposits. The Bank continued to aggressively market its non-certificate of deposit products in 2010. As a result, demand, money market and savings accounts increased $132.0 million or 15.5% at September 30, 2010, compared to December 31, 2009. The reduction in the interest rate paid on deposit accounts during the period demonstrates the Company’s commitment to improved net interest margin.

	September 30,		December 31,		September 30,
	2010		2009		2009
	$	%	$	%	$	%
	(Dollars in Millions)
Core deposits(1)	$1,270.0	81.3%	$1,194.3	77.0%	$1,203.8	74.9%
Time Deposits > $100,000	208.9	13.4	257.4	16.6	294.7	18.3
Brokered deposits	82.4	5.3	99.0	6.4	109.0	6.8

Total deposits	$1,561.3	100.0%	$1,550.7	100.0%	$1,607.5	100.0%

Quarterly rate on deposits	1.42%		2.01%		2.39%

(1)	Core deposits are transactional, savings, and time deposits under $100,000.
REAL ESTATE
New residential construction loan advances made during the quarter totaled $4.8 million, while the payoffs of construction loans totaled $12.9 million. Residential construction and A&D loans totaled $124.4 million at September 30, 2010, which decreased 31% from $179.2 million at September 30, 2009. There were 308 houses and 1,465 lots financed at September 30, 2010, compared to 410 houses and 1,734 lots at September 30, 2009.
Total residential and commercial construction and land loans decreased to $129.5 million or 9.6% of loans at September 30, 2010, from $154.8 million or 12.0% of loans at December 31, 2009, and $187.2 million or 14.2% of loans at September 30, 2009, and as a percentage of capital was 62% at September 30, 2010. The regulatory guideline is a maximum of 100%.
All real estate loans, excluding owner-occupied properties, as a percentage of capital was 136% at September 30, 2010. The regulatory guideline is a maximum of 300%.

Fidelity Southern Corporation
Third Quarter Earnings Release
October 21, 2010
CAPITAL
Fidelity reported a total risk based capital ratio for the Bank of 14.02% at September 30, 2010, compared to 13.19% at September 30, 2009. The Leverage Capital ratio at the Bank was 9.69% at September 30, 2010, compared to 9.05% at September 30, 2009. Both ratios exceeded required regulatory minimums for well-capitalized institutions. At September 30, 2010, the total risk based capital ratio and the leverage ratio increased 45 basis points and 12 basis points, respectively, from June 30, 2010.
NET INTEREST MARGIN
Net interest margin increased 60 basis points to 3.70% in the third quarter of 2010 compared to 3.10% in the third quarter of 2009, and increased three basis points from 3.67% for the second quarter of 2010. Net interest income for the third quarter of 2010 increased $2.6 million or 19.1% when compared to the same period in 2009. The increase in net interest income for the quarter is a result of a greater reduction in the cost of funds than the decrease in the yield on earning assets.
The net interest margin increased 77 basis points to 3.59% in the first nine months of 2010 compared to 2.82% for the same period in 2009. In addition, average total interest earning assets increased $14.9 million or 0.9% for the nine months ended September 30, 2010, compared to the same period in 2009. The increases are a result of a greater reduction in the cost of funds than the decrease in the yield on earning assets. Net interest income for the first nine months of 2010 increased $10.4 million or 28.2% over the same period in 2009.
INTEREST INCOME
Total interest income for the third quarter of 2010 decreased $1.4 million or 5.4% compared to the same period in 2009. The yield on average interest-earning assets decreased 28 basis points and average interest-earning assets for the third quarter 2010 decreased $9.8 million or 0.6%. However, approximately $25.7 million of Indirect automobile and SBA loans were sold during the third quarter of 2010. Mortgage loans of $356.6 million were also sold during this period. The decrease in yield was primarily the result of a decrease in the yield on loans of 24 basis points as the Bank offered competitive rates in the marketplace. In addition, investment security yields decreased 107 basis points to 3.46%.
Total interest income year to date through September 30, 2010 decreased $1.7 million or 2.4% compared to the same period in 2009. The decrease in interest income in 2010 was the result of a decrease of 17 basis points in the yield on average interest-earning assets offset in part by the growth in average interest-earning assets in 2010, which increased $14.9 million or 0.9%. The decrease in yield was a result of an 81 basis point decrease in yield on investment securities which was somewhat offset by an increase in the yield on total loans of three basis points.

Fidelity Southern Corporation
Third Quarter Earnings Release
October 21, 2010
INTEREST EXPENSE
Interest expense for the third quarter of 2010 decreased $4.0 million or 35.5% compared to the same period in 2009. The decrease in interest expense was attributable to a 91 basis point decrease in the cost of interest-bearing liabilities and a decrease in average interest-bearing liabilities of $62.7 million or 3.9%. In addition to the general decrease in deposit rates, the Bank’s shift in deposit mix toward core demand and savings accounts contributed to the reduction in the cost of funds. Brokered deposits decreased $26.6 million compared to September 30, 2009, and $16.6 million compared to December 31, 2009. At September 30, 2010, brokered deposits represented only 5.3% of total deposits.
Year to date in 2010, interest expense decreased $12.1 million or 33.4% compared to the same period in 2009. The decrease in interest expense was attributable to a 101 basis point decrease in the cost of interest-bearing liabilities and a decrease in average interest-bearing liabilities of $9.8 million.
NONINTEREST INCOME
Noninterest income increased $4.3 million or 60.2% to $11.6 million for the quarter ended September 30, 2010, compared to the same period in 2009. The increase in noninterest income was primarily the result of a $4.0 million or 128.6% increase in income from mortgage banking activities and an $804,000 or 546.9% increase in income from SBA lending activities. Mortgage banking income improved as a result of higher origination volume, which increased 78.0% compared to the third quarter of 2009 to $386 million due to the historically low interest rate environment and an expansion in the number of loan officers. SBA income was higher as a result of a 661% increase in the volume of loan sales over the same quarter in 2009 as liquidity in the secondary market continued to improve. These increases were somewhat offset by a $519,000 decrease in securities gains as no investment securities were sold during the third quarter of 2010.
Noninterest income increased $7.5 million or 34.6% to $29.3 million for the nine months ended September 30, 2010 compared to the same period in 2009. The increase was a result of a $3.5 million or 30.9% increase in income from mortgage banking activities, a $1.8 million or 341.4% increase in securities gains, a $1.2 million or 207.7% increase in income from SBA lending activities and a $710,000 or 172.3% increase in other operating income. Mortgage banking income improved as a result of higher origination volume, which increased 23.8% to $834 million. Securities gains increased due to higher sales as management repositioned the investment portfolio as part of the interest rate, cash flow, and capital risk rating strategies. SBA income improved as a result of higher sales volume which increased 87% over the same period in 2009 as liquidity continued to improve in the secondary market. Other operating income increased due primarily to higher net gains on the sales of other real estate.

Fidelity Southern Corporation
Third Quarter Earnings Release
October 21, 2010
NONINTEREST EXPENSE
Noninterest expense for the third quarter of 2010 increased $3.5 million or 21.3% to $20.0 million compared to the same period in 2009. The increase was due primarily to higher salaries and employee benefits which increased $3.6 million or 44.3% to $11.7 million due to higher commission expense related to the increased origination volume in the mortgage division as well as an increased number of lenders in the mortgage, SBA, Commercial, and Indirect Auto Lending divisions. Other operating expense increased $577,000 or 32.5% to $2.4 million due to higher compliance, underwriting, supplies, and advertising expenses. The cost of operation of other real estate decreased $728,000 or 34.0% to $1.4 million due to lower foreclosure expenses and write-downs related to ORE.
Noninterest expense for the first nine months of 2010 increased $7.8 million or 16.3% to $55.8 million compared to the same period in 2009. The increase was a result of higher salaries, commissions and employee benefits which increased $5.7 million or 22.7% to $30.6 million, the cost of operation of other real estate which increased $1.1 million or 23.0% to $5.9 million due primarily to higher write-downs related to ORE and higher foreclosure expenses, and higher operating expense, which increased $1.1 or 21.8% to $6.4 million due primarily to higher insurance coverage and insurance expense.
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, Indirect automobile, and mortgage loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 3 of Fidelity Southern Corporation’s 2009 Annual Report filed on Form 10-K with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	QUARTER TO DATE		YEAR TO DATE
	SEPTEMBER 30,		SEPTEMBER 30,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2010	2009	2010	2009

INTEREST INCOME
LOANS, INCLUDING FEES	$22,068	$22,208	$64,886	$65,112
INVESTMENT SECURITIES	1,602	2,824	6,350	7,896
FEDERAL FUNDS SOLD AND BANK DEPOSITS	43	44	149	106

TOTAL INTEREST INCOME	23,713	25,076	71,385	73,114

INTEREST EXPENSE
DEPOSITS	5,507	9,478	18,732	30,648
SHORT-TERM BORROWINGS	185	44	898	422
SUBORDINATED DEBT	1,138	1,143	3,378	3,527
OTHER LONG-TERM DEBT	446	610	1,135	1,672

TOTAL INTEREST EXPENSE	7,276	11,275	24,143	36,269

NET INTEREST INCOME	16,437	13,801	47,242	36,845

PROVISION FOR LOAN LOSSES	5,025	4,500	10,150	21,300

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,412	9,301	37,092	15,545

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,072	1,138	3,291	3,264
OTHER FEES AND CHARGES	553	509	1,596	1,486
MORTGAGE BANKING ACTIVITIES	7,042	3,081	14,842	11,338
INDIRECT LENDING ACTIVITIES	1,200	1,042	3,397	3,237
SBA LENDING ACTIVITIES	951	147	1,797	584
SECURITIES GAINS	—	519	2,291	519
BANK OWNED LIFE INSURANCE	324	321	980	948
OTHER OPERATING INCOME	419	461	1,122	412

TOTAL NONINTEREST INCOME	11,561	7,218	29,316	21,788

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	11,729	8,127	30,634	24,969
FURNITURE AND EQUIPMENT	684	709	2,002	2,055
NET OCCUPANCY	1,159	1,114	3,374	3,296
COMMUNICATION EXPENSES	471	430	1,390	1,195
PROFESSIONAL AND OTHER SERVICES	1,279	1,292	3,391	3,628
COST OF OPERATION OF OTHER REAL ESTATE	1,412	2,140	5,939	4,829
FDIC INSURANCE EXPENSE	890	877	2,657	2,756
OTHER OPERATING EXPENSES	2,355	1,778	6,409	5,263

TOTAL NONINTEREST EXPENSE	19,979	16,467	55,796	47,991

INCOME (LOSS) BEFORE INCOME TAX (BENEFIT) EXPENSE	2,994	52	10,612	(10,658)
INCOME TAX EXPENSE (BENEFIT)	913	(346)	3,467	(4,875)

NET INCOME (LOSS)	2,081	398	7,145	(5,783)
PREFERRED STOCK DIVIDENDS	(824)	(823)	(2,470)	(2,469)

NET INCOME (LOSS) AVAILABLE TO COMMON EQUITY	$1,257	$(425)	$4,675	$(8,252)

INCOME (LOSS) PER SHARE:
BASIC INCOME (LOSS) PER SHARE	$0.12	$(0.04)	$0.44	$(0.81)

DILUTED INCOME (LOSS) PER SHARE	$0.10	$(0.04)	$0.39	$(0.81)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	10,708,885	10,195,342	10,579,438	10,132,761

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	12,073,391	10,195,342	11,878,586	10,132,761

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	SEPTEMBER 30,	DECEMBER 31,	SEPTEMBER 30,
(DOLLARS IN THOUSANDS)	2010	2009	2009
ASSETS

CASH AND DUE FROM BANKS	$67,361	$170,692	$141,525
FEDERAL FUNDS SOLD	642	428	5,558

CASH AND CASH EQUIVALENTS	68,003	171,120	147,083
INVESTMENTS AVAILABLE-FOR-SALE	152,572	136,917	223,907
INVESTMENTS HELD-TO-MATURITY	15,689	19,326	20,452
INVESTMENT IN FHLB STOCK	6,542	6,767	6,767
LOANS HELD-FOR-SALE	186,494	131,231	125,045
LOANS	1,355,248	1,289,859	1,313,887
ALLOWANCE FOR LOAN LOSSES	(28,293)	(30,072)	(35,548)

LOANS, NET	1,326,955	1,259,787	1,278,339
PREMISES AND EQUIPMENT, NET	19,229	18,092	18,363
OTHER REAL ESTATE, NET	21,252	21,780	21,239
ACCRUED INTEREST RECEIVABLE	8,148	7,832	8,053
BANK OWNED LIFE INSURANCE	29,967	29,058	28,745
OTHER ASSETS	44,367	49,610	34,401

TOTAL ASSETS	$1,879,218	$1,851,520	$1,912,394

LIABILITIES

DEPOSITS:
NONINTEREST-BEARING DEMAND	$186,112	$157,511	$154,714
INTEREST-BEARING DEMAND/ MONEY MARKET	429,133	252,493	251,430
SAVINGS	367,402	440,596	416,126
TIME DEPOSITS, $100,000 AND OVER	208,853	257,450	294,714
OTHER TIME DEPOSITS	369,674	442,675	490,537

TOTAL DEPOSIT LIABILITIES	1,561,174	1,550,725	1,607,521

SHORT-TERM BORROWINGS	22,715	41,870	18,261
SUBORDINATED DEBT	67,527	67,527	67,527
OTHER LONG-TERM DEBT	75,000	50,000	75,000
ACCRUED INTEREST PAYABLE	2,671	4,504	4,319
OTHER LIABILITIES	11,116	7,209	7,743

TOTAL LIABILITIES	1,740,203	1,721,835	1,780,371

SHAREHOLDERS’ EQUITY

PREFERRED STOCK	45,358	44,696	44,475
COMMON STOCK	56,541	53,342	52,810
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	1,553	(64)	3,685
RETAINED EARNINGS	35,563	31,711	31,053

TOTAL SHAREHOLDERS’ EQUITY	139,015	129,685	132,023

TOTAL LIABILITIES AND SHARE-HOLDERS’ EQUITY	$1,879,218	$1,851,520	$1,912,394

BOOK VALUE PER SHARE	$8.79	$8.36	$8.62

SHARES OF COMMON STOCK OUTSTANDING	10,658,913	10,169,347	10,157,189

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

				PERCENT CHANGE
	SEPTEMBER 30,	DECEMBER 31,	SEPTEMBER 30,	Sep 30, 2010/	Sep 30, 2010/
(DOLLARS IN THOUSANDS)	2010	2009	2009	Dec. 31, 2009	Sep 30, 2009

COMMERCIAL, FINANCIAL AND AGRICULTURAL	$94,221	$113,604	$126,782	(17.06)%	(25.68)%
TAX-EXEMPT COMMERCIAL	5,202	5,350	6,453	(2.77)%	(19.39)%
REAL ESTATE MORTGAGE — COMMERCIAL	336,395	287,354	237,617	17.07%	41.57%

TOTAL COMMERCIAL	435,818	406,308	370,852	7.26%	17.52%
REAL ESTATE-CONSTRUCTION	129,486	154,785	187,215	(16.34)%	(30.84)%
REAL ESTATE-MORTGAGE	135,977	130,984	126,540	3.81%	7.46%
CONSUMER INSTALLMENT	653,967	597,782	629,280	9.40%	3.92%

LOANS	1,355,248	1,289,859	1,313,887	5.07%	3.15%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	138,151	80,869	82,795	70.83%	66.86%
SBA LOANS	18,343	20,362	27,250	(9.92)%	(32.69)%
INDIRECT AUTO LOANS	30,000	30,000	15,000	0.00%	100.00%

TOTAL LOANS HELD-FOR-SALE	186,494	131,231	125,045	42.11%	49.14%

TOTAL LOANS	$1,541,742	$1,421,090	$1,438,932

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	YEAR TO DATE		YEAR ENDED
	SEPTEMBER 30,		DECEMBER 31,
(DOLLARS IN THOUSANDS)	2010	2009	2009

BALANCE AT BEGINNING OF PERIOD	$30,072	$33,691	$33,691
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	144	301	315
SBA	322	660	730
REAL ESTATE-CONSTRUCTION	6,529	9,867	20,217
REAL ESTATE-MORTGAGE	266	293	416
CONSUMER INSTALLMENT	5,463	9,013	11,622

TOTAL CHARGE-OFFS	12,724	20,134	33,300
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	23	8	9
SBA	—	29	31
REAL ESTATE-CONSTRUCTION	206	35	76
REAL ESTATE-MORTGAGE	4	15	20
CONSUMER INSTALLMENT	562	604	745

TOTAL RECOVERIES	795	691	881

NET CHARGE-OFFS	11,929	19,443	32,419
PROVISION FOR LOAN LOSSES	10,150	21,300	28,800

BALANCE AT END OF PERIOD	$28,293	$35,548	$30,072

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	1.22%	1.95%	2.44%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	2.09%	2.71%	2.33%
NONPERFORMING ASSETS
(UNAUDITED)

	SEPTEMBER 30,		DECEMBER 31,
(DOLLARS IN THOUSANDS)	2010	2009	2009

NONACCRUAL LOANS	$60,695	$83,494	$69,743
REPOSSESSIONS	882	1,562	1,393
OTHER REAL ESTATE	21,252	21,239	21,780

TOTAL NONPERFORMING ASSETS	$82,829	$106,295	$92,916

*** INCLUDES SBA GUARANTEED AMOUNTS OF APPROXIMATELY	$6,200	$2,300	$4,500

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$—	$—

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS, OREO AND REPOSSESSIONS	5.30%	7.27%	6.43%
DELINQUENCIES
(UNAUDITED)

(DOLLARS IN THOUSANDS)	Dec-08	Mar-09	Jun-09	Sep-09	Dec-09	Mar-10	Jun-10	Sep-10
PAST DUE (30-59)	$23,890	$13,719	$5,678	$8,242	$11,905	$19,171	$7,618	$4,664
PAST DUE (60-89)	6,706	2,080	7,841	2,059	6,505	658	1,289	9,631
PAST DUE (90+)	—	—	—	—	—	563	—	—

TOTAL PAST DUE	$30,596	$15,799	$13,519	$10,301	$18,410	$20,392	$8,907	$14,295

INDIRECT	$10,584	$4,978	$4,313	$6,579	$7,912	$4,551	$3,958	$3,635
CONSTRUCTION	9,980	4,977	6,606	—	292	12,282	—	8,411
COMMERCIAL	6,831	2,061	—	—	5,295	946	—	314
SBA	1,492	1,549	—	1,605	3,238	740	2,911	—
OTHER	1,709	2,234	2,600	2,117	1,673	1,873	2,038	1,935

TOTAL PAST DUE	$30,596	$15,799	$13,519	$10,301	$18,410	$20,392	$8,907	$14,295

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR TO DATE
	September 30, 2010			September 30, 2009
	Average	Income/	Yield/	Average	Income/	Yield/
(DOLLARS IN THOUSANDS)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$1,444,046	$64,727	5.99%	$1,450,514	$64,907	5.96%
Tax-exempt (1)	5,280	242	6.16%	7,126	304	5.82%

Total loans	1,449,326	64,969	5.99%	1,457,640	65,211	5.96%

Investment securities
Taxable	222,756	5,985	3.58%	224,569	7,410	4.40%
Tax-exempt (2)	11,706	547	6.22%	15,711	714	6.06%

Total investment securities	234,462	6,532	3.72%	240,280	8,124	4.53%

Interest-bearing deposits	84,792	149	0.23%	43,610	86	0.26%
Federal funds sold	616	—	0.08%	12,748	20	0.21%

Total interest-earning assets	1,769,196	71,650	5.41%	1,754,278	73,441	5.58%

Cash and due from banks	8,906			26,281
Allowance for loan losses	(28,227)			(34,235)
Premises and equipment, net	18,696			18,874
Other real estate	23,786			21,623
Other assets	77,488			65,887

Total assets	$1,869,845			$1,852,708

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$314,666	$2,215	0.94%	$231,456	$2,189	1.26%
Savings deposits	427,488	4,684	1.46%	302,774	5,181	2.28%
Time deposits	648,487	11,833	2.44%	861,353	23,278	3.60%

Total interest-bearing deposits	1,390,641	18,732	1.80%	1,395,583	30,648	2.93%

Federal funds purchased	989	7	0.94%	—	—	0.00%
Securities sold under agreements to repurchase	22,556	319	1.89%	33,972	373	1.46%
Other short-term borrowings	19,377	572	3.94%	2,504	49	2.62%
Subordinated debt	67,527	3,378	6.69%	67,527	3,527	6.96%
Long-term debt	57,052	1,135	2.66%	68,315	1,672	3.26%

Total interest-bearing liabilities	1,558,142	24,143	2.07%	1,567,901	36,269	3.08%

Noninterest-bearing:
Demand deposits	163,476			137,289
Other liabilities	14,749			14,557
Shareholders’ equity	133,478			132,961

Total liabilities and shareholders’ equity	$1,869,845			$1,852,708

Net interest income / spread		$47,507	3.34%		$37,172	2.50%

Net interest margin			3.59%			2.82%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2010 and 2009 of $83,000 and $99,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2010 and 2009 of $182,000 and $228,000, respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTER ENDED
	September 30, 2010			September 30, 2009
	Average	Income/	Yield/	Average	Income/	Yield/
(DOLLARS IN THOUSANDS)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$1,504,460	$22,015	5.81%	$1,453,467	$22,137	6.05%
Tax-exempt (1)	5,252	82	6.20%	6,776	103	6.29%

Total loans	1,509,712	22,097	5.81%	1,460,243	22,240	6.05%

Investment securities
Taxable	181,018	1,480	3.27%	240,855	2,658	4.41%
Tax-exempt (2)	11,705	183	6.25%	16,019	245	6.11%

Total investment securities	192,723	1,663	3.46%	256,874	2,903	4.53%

Interest-bearing deposits	69,789	42	0.24%	59,113	41	0.27%
Federal funds sold	642	—	0.07%	6,448	3	0.21%

Total interest-earning assets	1,772,866	23,802	5.33%	1,782,678	25,187	5.61%

Cash and due from banks	13,723			36,035
Allowance for loan losses	(26,825)			(35,275)
Premises and equipment, net	19,037			18,590
Other real estate	21,573			23,480
Other assets	75,724			68,392

Total assets	$1,876,098			$1,893,900

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$394,658	$984	0.99%	$248,080	$745	1.19%
Savings deposits	386,382	1,184	1.22%	389,690	1,942	1.98%
Time deposits	599,788	3,339	2.21%	809,624	6,791	3.33%

Total interest-bearing deposits	1,380,828	5,507	1.58%	1,447,394	9,478	2.60%

Federal funds purchased	—	—	0.00%	—	—	0.00%
Securities sold under agreements to repurchase	24,097	142	2.34%	17,771	27	0.59%
Other short-term borrowings	4,076	43	4.12%	2,430	17	2.72%
Subordinated debt	67,527	1,138	6.69%	67,527	1,143	6.71%
Long-term debt	70,924	446	2.49%	75,000	610	3.23%

Total interest-bearing liabilities	1,547,452	7,276	1.87%	1,610,122	11,275	2.78%

Noninterest-bearing:
Demand deposits	172,785			138,078
Other liabilities	17,917			15,703
Shareholders’ equity	137,944			129,997

Total liabilities and shareholders’ equity	$1,876,098			$1,893,900

Net interest income / spread		$16,526	3.46%		$13,912	2.83%

Net interest margin			3.70%			3.10%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2009 and 2008 of $29,000 and $32,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2009 and 2008 of $61,000 and $79,000.